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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14C

                INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
           OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.   )


Check the appropriate box:

/ / Preliminary Information Statement

/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14c-5(d)(2))

/X/ Definitive Information Statement

                                VALIC COMPANY II
--------------------------------------------------------------------------------
                (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

(2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

(4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

(5)  Total fee paid:

--------------------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:

--------------------------------------------------------------------------------

(2)  Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

(3)  Filing Party:

--------------------------------------------------------------------------------

(4)  Date Filed:

--------------------------------------------------------------------------------

                                VALIC COMPANY II
                               MID CAP VALUE FUND
                               2929 ALLEN PARKWAY
                              HOUSTON, TEXAS 77019

                             ---------------------

November 18, 2005

Dear Participant:

     The enclosed Information Statement details the recent addition of a sub-adviser to the Mid Cap Value Fund (the "Fund") of VALIC Company II. On October 19, 2005, the Board of Trustees approved the addition of U.S. Bancorp Asset Management, Inc. ("USBAM") as an investment sub-adviser to the Fund. Wellington Management Company, LLP will continue to serve as a sub-adviser to the Fund. USBAM began to serve as a sub-adviser to the Fund effective as of the close of business on November 4, 2005.

     THE ADDITION OF USBAM AS A SUB-ADVISER TO THE FUND DID NOT RESULT IN A CHANGE IN THE FUND'S INVESTMENT OBJECTIVE AS STATED IN THE VALIC COMPANY II PROSPECTUS, THE ADVISORY FEES OR TOTAL EXPENSES PAYABLE BY THE FUND.

     As a matter of regulatory compliance, we are sending you this Information Statement, which describes the management structure of the Fund, the ownership of USBAM and the terms of the investment sub-advisory agreement with USBAM, which the Trustees, including the Independent Trustees, have approved.

     THIS DOCUMENT IS FOR YOUR INFORMATION ONLY AND YOU ARE NOT REQUIRED TO TAKE ANY ACTION. Should you have any questions on the enclosed Information Statement, please feel free to call VALIC's Client Service Center at 1-800-448-2542. We thank you for your continued support and investments.

                                          Sincerely,

                                          (-S- EVELYN CURRAN)
                                          Evelyn Curran
                                          President
                                          VALIC Company II

                                VALIC COMPANY II
                               MID CAP VALUE FUND
                               2929 ALLEN PARKWAY
                              HOUSTON, TEXAS 77019

                             ---------------------

                             INFORMATION STATEMENT

                             ---------------------

INTRODUCTION

     This Information Statement is being provided to the shareholders of record as of November 4, 2005 of the Mid Cap Value Fund (the "Fund") of VALIC Company II ("VC II") in lieu of a proxy statement. Wellington Management Company, LLP ("Wellington Management") has served as sub-adviser to the Fund since January 1, 2002 and will continue to serve as a sub-adviser.

     Based on its review and consideration of various factors, The Variable Annuity Life Insurance Company ("VALIC" or the "Adviser"), the adviser to the Fund, recommended to VC II's Board of Trustees (the "Board") that U.S. Bancorp Asset Management, Inc. ("USBAM") should join Wellington Management as an additional sub-adviser to the Fund. The Board, including a majority of the Trustees who are not interested persons ("Independent Trustees"), as defined by the Investment Company Act of 1940, as amended (the "1940 Act"), approved at a meeting held on October 19, 2005, the addition of USBAM as a second sub-adviser to the Fund. The Board also approved a new Investment Sub-Advisory Agreement for the Fund between VALIC and USBAM (the "USBAM Sub-Advisory Agreement").

     As of November 7, 2005, the Fund held approximately $302 million in assets. As of that date, USBAM managed approximately $100 million, or 33% of the Fund's assets and Wellington Management managed $202 million, or 67% of the Fund's assets. Management expects that future cash flows will be divided equally between the sub-advisers.

     The USBAM Sub-Advisory Agreement is the same in all material respects to the Investment Sub-Advisory Agreement between VALIC and Wellington Management (the "Wellington Management Sub-Advisory Agreement"), except for the name of the sub-adviser, the effective date and the term of the agreement. The Wellington Management Sub-Advisory Agreement was last approved by the Board on July 26, 2005. The Fund's advisory fee and total annual operating expenses have not changed as a result of the sub-adviser addition.

     VC II has received an exemptive order from the Securities and Exchange Commission ("SEC") which allows VALIC, subject to certain conditions, to select new sub-advisers or replace existing sub-advisers without obtaining shareholder approval of the change. The Board, including a majority of the Independent Trustees, must first approve each sub-advisory agreement. This allows VALIC to act more quickly to change sub-advisers when it determines that a change is beneficial to shareholders. Based on this exemptive order, the Fund will provide information to shareholders about the new sub-adviser and its agreement within 90 days of such a change. This information statement is being provided to you to satisfy this requirement. This statement is being mailed on or about November 18, 2005, to all participants in an annuity contract ("Contract") or employer-sponsored retirement plan ("Plan") who were invested in the Fund as a variable investment option as of the close of business on November 4, 2005 (the "Record Date").

     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THIS DOCUMENT IS FOR INFORMATIONAL PURPOSES ONLY AND YOU ARE NOT REQUIRED TO TAKE ANY ACTION.

THE ADVISER AND ITS RESPONSIBILITIES

     VALIC is an investment adviser registered with the SEC. VALIC is located at 2929 Allen Parkway, Houston, Texas 77019. VALIC oversees the day-to-day operations of the Fund. VALIC employs sub-advisers who make investment decisions for the Fund. Each sub-adviser makes investment decisions for the Fund according to the Fund's investment objective and restrictions. Subject to the oversight of VALIC, each sub-adviser evaluates pertinent economic, statistical, financial and other data in order to determine the optimal portfolio holdings with respect to the portion of the Fund's assets that it manages to meet a Fund's objectives and the applicable performance benchmark.

     As the Adviser to the Fund, VALIC monitors the sub-advisers and compares the Fund's performance with relevant market indices and peer groups. VALIC examines each sub-adviser's compliance with VALIC and fund policies. VALIC regularly provides reports to the Board describing the results of its evaluation and oversight functions. VALIC recommended USBAM after conducting research and performing qualitative and quantitative analysis of other candidate firms and their organizational structure, investment processes and styles and long-term performance record.

     Under the Investment Advisory Agreement between VALIC and VC II, on behalf of the Fund, the annual advisory fee payable to VALIC by the Fund for the fiscal year ended August 31, 2005 was 0.73% of average daily net assets or $1,835,749.

THE FUND'S INVESTMENT STRATEGY

     The Fund's principal investment strategy did not change as a result of the addition of USBAM as a sub-adviser.

THE USBAM SUB-ADVISORY AGREEMENT

     Pursuant to its Sub-Advisory Agreement, USBAM agreed to provide an investment program for the Fund and be responsible for the investment and reinvestment of a portion of the Fund's assets. USBAM will select securities for the Fund, subject to VALIC's oversight. USBAM may place trades through brokers of their choosing and will take into consideration the quality of the brokers' services and execution.

     The USBAM Sub-Advisory Agreement provides that the sub-adviser shall not be subject to liability to VALIC, the Fund, or to any shareholder of the Fund for any act or omission in rendering services under the USBAM Sub-Advisory Agreement, or for any losses sustained in the purchase, holding, or sale of any portfolio security, as long as there has been no willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations or duties. The USBAM Sub-Advisory Agreement provides for automatic termination unless at least annually subsequent to its initial term, its continuance is approved by (i) the Board or the affirmative vote of the holders of a majority of the outstanding shares of the Fund, and (ii) the Independent Trustees. The USBAM Sub-Advisory Agreement terminates automatically upon its assignment and is terminable at any time, without penalty, by the Board, VALIC, or the holders of a majority of the outstanding shares of the Fund, upon 30 to 60 days' written notice. The USBAM Sub-Advisory Agreement is attached to this information statement as Exhibit A.

     Effective Dates: The USBAM Sub-Advisory Agreement was approved by the Board, including a majority of the Independent Trustees, on October 19, 2005. The effective date of the USBAM Sub-Advisory Agreement was the close of business on November 4, 2005. The Sub-Advisory Agreement was approved for an initial period of two years.

     Sub-advisory Fees. For the fiscal year ended August 31, 2005, VALIC paid Wellington Management an aggregate of $1,210,010 for its sub-advisory services, which amounts to 0.48% of the Fund's average daily net assets. For the same period, VALIC received advisory fees of $1,835,749, or 0.73% of the Fund's average daily net assets. For its sub-advisory services, USBAM receives a fee, equal to the rate payable to Wellington Management.

     If for the fiscal year ended August 31, 2005, USBAM had served as a sub-adviser to the Fund and managed $100 million for the entire year, VALIC would have paid USBAM $500,000 in sub-advisory fees, or 0.50% of average daily net assets under management, and would have paid Wellington Management $738,448, or 0.49% of average daily net assets, had it managed the remainder of the Fund's assets. Based on this hypothetical, VALIC would have paid the two sub-advisers an aggregate of $1,238,448 in sub-advisory fees for the fiscal year ended August 31, 2005. This amount is $28,438, or 0.01% more than what VALIC actually paid Wellington Management during the period.

THE BOARD'S CONSIDERATIONS

     The Board received materials relating to its consideration of the USBAM Sub-Advisory Agreement, including: (1) USBAM's sub-advisory fee rate in connection with its management of the Fund, compared to the sub-advisory fee rates of a peer group of funds with similar investment objectives ("Peer Group"), as selected by an independent third-party provider of investment company data; (2) the investment performance of the Fund; (3) the nature, extent and quality of services to be provided by USBAM; (4) the costs of services and the benefits potentially to be derived by USBAM; (5) the terms of the USBAM Sub-Advisory Agreement; (6) whether the Fund will benefit from possible economies of scale by engaging USBAM as a sub-adviser; and (7) information regarding USBAM's compliance and regulatory history. The matters discussed below were considered separately by the Independent Trustees in an executive session during which counsel that is independent of VALIC provided guidance to the Independent Trustees.

     Nature, Extent and Quality of Services. The Board considered the nature, quality and extent of services to be provided by USBAM. The Board noted that USBAM would share responsibility for providing investment management services to the Fund, including investment research, advice and supervision, and determining which Fund securities should be purchased or sold. The Board considered USBAM's history and investment experience. The Board reviewed the qualifications, background and responsibilities of USBAM's investment personnel who would be responsible for providing investment management services to the Fund and its compliance personnel who would are responsible for USBAM's compliance program. The Board also considered USBAM's financial condition.

     Management discussed the differences between the sub-adviser's investment philosophies and strategies and explained how the combination of their investment styles would increase the Fund's ability to maintain a consistent mid cap value strategy. In addition, Management presented statistical analyses of the combined management of the two sub-advisers, which showed that the addition of USBAM could also reduce portfolio risk while potentially increasing portfolio returns. The Board concluded that it was satisfied with the nature, quality and extent of the services to be provided by USBAM and that there was a reasonable basis on which to conclude that USBAM would provide a high quality of investment management services to the Fund.

     Fees and Expenses. The Board received and reviewed information regarding the Fund's anticipated sub-advisory fees compared against the sub-advisory fees and expense ratios of other similar funds in its category as tracked by an independent third-party provider of investment company data. It was noted that VALIC negotiated the sub-advisory fee rate with USBAM at arms-length and that the sub-advisory fee is paid by VALIC, and the sub-advisory fees charged by sub-advisers for managing an asset category may vary widely between different clients for various reasons including market pricing demands, existing relationships and individual client needs.

     The Board noted that VALIC was proposing that USBAM would initially manage $100 million, with Wellington Management managing the remaining portion of the Fund's assets. Although the subadvisory fee rates for both sub-advisers are identical, the aggregate sub-advisory fee rate payable by VALIC will increase and VALIC will retain a smaller percentage of its advisory fee. However, the Fund's advisory fee and total expenses will not change because such sub-advisory fees are paid directly by VALIC and not by the Fund. The increase in the aggregate sub-advisory fee rate will therefore have no effect on the Fund's total expenses, which are borne by the shareholders of the Fund.

     On the basis of the information considered, the Board concluded that the sub-advisory fee rates were fair and reasonable in light of the usual and customary charges made for services of the same nature and quality.

     Investment Performance. The Board received and reviewed information regarding the Fund's investment performance, compared against the performance of its benchmark and other funds in its Peer Group. The Board also considered USBAM's performance with a composite of mid cap value equity portfolios that it manages with a similar investment objective and investment strategy as the Fund. The Board noted that the composite's performance was above the median of its mid cap equity universe and was slightly below the Russell Mid Cap Value Index for the one-, three- and five-year periods and the period since inception, as of June 30, 2005.

     Profitability and Economies of Scale. In considering the profitability to USBAM in connection with its relationship with the Fund, the Trustees noted that the fees under the USBAM Sub-Advisory Agreement is paid by VALIC out of the advisory fees that VALIC receives under the Investment Advisory Agreement. The Trustees also relied on the ability of VALIC to negotiate the USBAM Sub-Advisory Agreement and the fees thereunder at arm's length. For each of the above reasons, the profitability to USBAM from its relationship with the Fund were determined not to be material factors in the Trustees' deliberations. For similar reasons, the potential for the Fund to experience economies of scale from USBAM's management of the Fund was not considered a material factor to the Board's consideration of USBAM.

     Terms of the USBAM Sub-Advisory Agreement. The Board reviewed the terms of the USBAM Sub-Advisory Agreement including the duties and responsibilities undertaken. The Board also reviewed the terms of payment for services rendered by USBAM and noted that VALIC would compensate USBAM out of the advisory fees it receives from the Fund. The Board noted that the USBAM Sub-Advisory Agreement provides that USBAM will pay all of its own expenses in connection with the performance of its duties as well as the cost of maintaining the staff and personnel as necessary for it to perform its obligations. The Board also considered the termination and liability provisions of the USBAM Sub-Advisory Agreement. The Board concluded that the terms of the USBAM Sub-Advisory Agreement were reasonable, fair and in the best interest of the Fund and its shareholders.

     Compliance. The Board reviewed USBAM's regulatory history, including information whether it was currently involved in any regulatory actions or investigations. It was determined that USBAM was not subject to any material litigation or administrative proceedings.

     Conclusions. In reaching its decision to recommend the approval of the USBAM Sub-Advisory Agreement, the Board did not identify any single factor as being controlling, but based its recommendation on each of the factors it considered and each Trustee contributed different weight to the various factors. Based upon the materials it reviewed, the representations made to it and the considerations described above, and as part of their deliberations, the Board, including the Independent Trustees, concluded that USBAM possesses the capability and resources to perform the duties required of it under its Sub-Advisory Agreement.

INFORMATION ABOUT USBAM

     USBAM is located at 800 Nicollet Mall, Minneapolis, Minnesota 55402. USBAM (formerly U.S. Bancorp Piper Jaffrey Asset Management) provides investment management services to individuals and institutions, including corporations, foundations, pensions, and retirement plans, in addition to the First American Family of Funds. As of September 30, 2005, USBAM and its affiliates had more than $123 billion in assets under management, including investment company assets of more than $57 billion. USBAM is a wholly-owned subsidiary of U.S. Bank National Association, which is located at 800 Nicollet Mall, Minneapolis, MN 55402.

     The following chart lists the principal executive officer and the directors of USBAM and their principal occupations. The business address of each officer and director is 800 Nicollet Mall, Minneapolis, MN 55402.

NAME                                        POSITION WITH USBAM AND PRINCIPAL OCCUPATION
----                                        --------------------------------------------
Thomsas S. Schreier......................     President and Chief Executive Officer,
                                                             Director
Mark S. Jordahl..........................                    Director
Charles R. Manzoni, Jr. .................                    Director
Joseph M. Ulrey III......................                    Director

     USBAM is the investment adviser for other mutual funds that have an investment objective similar to the Fund. The name of the fund, together with information concerning the fund's assets and the annual fees paid to USBAM for its services, are set forth below. USBAM did not waive or reimburse any portion of its advisory fee for the fund listed.

                                                       ASSETS AS OF     ADVISORY FEE RATE
FUND NAME                                                9/30/05      (AS A % OF NET ASSETS)
---------                                              ------------   ----------------------
First American Mid Cap Value Fund....................  $686 million           0.70%

INFORMATION ABOUT WELLINGTON MANAGEMENT

     Wellington Management is an limited liability partnership owned entirely by 86 partners. As of September 30, 2005, Wellington Management managed approximately $511 billion of client assets in a broad range of investment styles for institutional investors and mutual fund sponsors. The firm and its associates have offices in Boston, Atlanta, Chicago, Radnor, San Francisco, London, Singapore, Hong Kong, Sydney and Tokyo.

OTHER SERVICE AGREEMENTS

     VC II has service agreements with VALIC and AIG SunAmerica Asset Management Corp. ("SAAMCo") to provide transfer agency services as well as accounting and administrative services, respectively, to the Fund. Transfer agent services also include shareholder servicing and dividend disbursements. For the fiscal year ended August 31, 2005, the Fund paid VALIC $28,675 for transfer agency services rendered pursuant to its agreement and paid SAAMCo $739,240 for accounting and administrative services. SAAMCo, the administrator, is located at Harborside Financial Center, 3200 Plaza 5, Jersey City, New Jersey 07311. VC II does not have an underwriter.

ADDITIONAL INFORMATION ABOUT USBAM

     USBAM is not affiliated with VALIC. No Trustee of VC II has owned any securities, or has had any material interest in, or a material interest in a material transaction with USBAM or its affiliates since the beginning of the Fund's most recent fiscal year.

BROKERAGE COMMISSIONS

     The Fund did not conduct any transactions with affiliated broker/dealers for the fiscal year ended August 31, 2005.

                                 ANNUAL REPORTS

     Copies of the most recent Annual Report and Semi-Annual Report may be obtained without charge if you:

     - write to:
      VALIC Company II
      2929 Allen Parkway
      Houston, Texas 77019

     - call (800) 448-2542

     - access the Report through the Internet at www.aigvalic.com

                             SHAREHOLDER PROPOSALS

     The Fund is not required to hold annual shareholder meetings. Shareholders who would like to submit proposals for consideration at future shareholder meetings should send written proposals to Nori L. Gabert, Esq., Vice President and Secretary of VALIC Company II, 2929 Allen Parkway, Houston, Texas 77019.

                              OWNERSHIP OF SHARES

     As of the Record Date, there were 16,403,415 shares of the Fund outstanding. VALIC and its affiliates and American General Life Insurance Company and its affiliates, are the record owners, through their separate accounts, of all of the Fund's shares. To VALIC's knowledge, no person owns a Contract, Plan or interests therein for more than 5% of the outstanding shares of the Fund. The Trustees and officers of VC II and members of their families as a group, beneficially owned less than 1% of the common stock of the Fund, as of the Record Date.

                                                                       EXHIBIT A

                       INVESTMENT SUB-ADVISORY AGREEMENT

     This AGREEMENT made this 7th day of November, 2005, by and between THE VARIABLE ANNUITY LIFE INSURANCE COMPANY, hereinafter referred to as "VALIC," and U.S. BANCORP ASSET MANAGEMENT, INC., hereinafter referred to as the "SUB-ADVISER."

     VALIC and the SUB-ADVISER recognize the following:

          (a) VALIC is a life insurance company organized under Chapter 3 of the Texas Insurance Code and an investment adviser registered under the Investment Advisers Act of 1940, as amended ("Advisers Act").

          (b) VALIC is engaged as the investment adviser of VALIC Company II ("VC II") pursuant to an Investment Advisory Agreement between VALIC and VC II, a Delaware business trust. VC II is a series type of investment company issuing separate classes (or series) of shares and is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended ("1940 Act"). The 1940 Act prohibits any person from acting as an investment adviser of a registered investment company except pursuant to a written contract.

          (c) VC II currently consists of fifteen portfolios ("Funds"):
              Aggressive Growth Lifestyle Fund
              Capital Appreciation Fund
              Conservative Growth Lifestyle Fund
              Core Bond Fund
              High Yield Bond Fund
              International Small Cap Equity Fund
              Large Cap Value Fund
              Mid Cap Growth Fund
              Mid Cap Value Fund
              Moderate Growth Lifestyle Fund
              Money Market II Fund
              Small Cap Growth Fund
              Small Cap Value Fund
              Socially Responsible Fund
              Strategic Bond Fund

          In accordance with VC II's Agreement and Declaration of Trust (the "Declaration"), new Funds may be added to VC II upon approval of VC II's
     Board of Trustees without the approval of Fund shareholders. This Agreement will apply only to Funds set forth on the attached Schedule A, and any other Funds as may be added or deleted by amendment to the attached Schedule A ("Covered Fund").

          (d) The SUB-ADVISER is engaged principally in the business of rendering investment advisory services and is registered as an investment adviser under the Advisers Act.

          (e) VALIC desires to enter into an Investment Sub-Advisory Agreement with the SUB-ADVISER for all or a portion of the assets of the Covered Fund(s) which VALIC determines from time to time to assign to the SUB-ADVISER, as described more specifically in Schedule A, as amended from time to time.

     VALIC and the SUB-ADVISER AGREE AS FOLLOWS:

     1.  SERVICES RENDERED AND EXPENSES PAID BY THE SUB-ADVISER

          The SUB-ADVISER, subject to the control, direction, and supervision of VALIC and VC II's Board of Trustees and in conformity with the 1940 Act, all applicable laws and regulations thereunder, all other applicable federal and state laws and regulations, including section 817(h) of the Internal Revenue Code of 1986, as amended (the "Code"), VC II's Agreement and Declaration of Trust, registration statements, prospectus and stated investment objectives, policies and restrictions and any applicable procedures adopted by VC II's Board of Trustees shall:

             (a) manage the investment and reinvestment of the assets of the Covered Fund(s) including, for example, the evaluation of pertinent economic, statistical, financial, and other data, the determination of the industries and companies to be represented in each Covered Fund's portfolio, and the formulation and implementation of investment programs.

             (b) maintain a trading desk and place orders for the purchase and sale of portfolio investments (including futures contracts and options thereon) for each Covered Fund's account with brokers or dealers (including futures commission merchants) selected by the SUB-ADVISER, or arrange for any other entity to provide a trading desk and to place orders with brokers and dealers (including futures commission merchants) selected by the SUB-ADVISER, subject to the SUB-ADVISER's control, direction, and supervision, which brokers or dealers may include brokers or dealers (including futures commission merchants) affiliated with the SUB-ADVISER, subject to applicable law.

          In performing the services described in paragraph (b) above, the SUB-ADVISER shall use its best efforts to obtain best execution for the Covered Fund(s). Subject to approval by VC II's Board of Trustees of appropriate policies and procedures, the SUB-ADVISER may cause the Covered Fund(s) to pay to a broker a commission, for effecting a portfolio transaction, in excess of the commission another broker would have charged for effecting the same transaction, if the first broker provided brokerage and/or research products or services, including statistical data, to the SUB-ADVISER. Furthermore, on occasions when the SUB-ADVISER deems the purchase or sale of a security to be in the best interest of one or more of the Covered Fund(s) as well as other clients of the SUB-ADVISER, it may allocate such transactions in the manner it considers to be the most equitable and consistent with its fiduciary obligation to the Covered Fund(s) and to such other clients. The SUB-ADVISER shall not be deemed to have acted unlawfully, or to have breached any duty created by this Agreement, or otherwise, solely by reason of acting according to such authorization.

          The SUB-ADVISER shall maintain records adequately demonstrating compliance with its obligations under this Agreement and report periodically to VALIC and VC II's Board of Trustees regarding the performance of services under this Agreement. The SUB-ADVISER will make available to VALIC and VC II promptly upon their request all of the Covered Fund(s) investment records and ledgers to assist VALIC and VC II in compliance with respect to each Covered Fund's securities transactions as required by the 1940 Act and the Advisers Act, as well as other applicable laws. The SUB-ADVISER will furnish VC II's Board of Trustees such periodic and special reports as VALIC and VC II's Board of Trustees may reasonably request. The SUB-ADVISER will furnish to regulatory authorities any information or reports in connection with such services which may be requested in order to ascertain whether the operations of the Covered Fund(s) are being conducted in a manner consistent with applicable laws and regulations. The SUB-ADVISER will not disclose or use any records or information belonging to VALIC or VC II obtained pursuant to this Agreement in any manner whatsoever except as expressly authorized in this Agreement, and will keep confidential any information obtained pursuant to this service relationship, and disclose such information only if VALIC or the Board of Trustees of VC II has authorized such disclosure, or if such information is or hereafter becomes ascertainable from public or published information or trade sources, or if such disclosure is expressly required or requested by applicable federal or state authorities.

          VALIC will not disclose or use any records or information belonging to the SUB-ADVISER obtained pursuant to this Agreement in any manner whatsoever except as expressly authorized in this Agreement, and will keep confidential any information obtained pursuant to this service relationship, and disclose such information only if the SUB-ADVISER has authorized such disclosure, or if such information is or hereafter becomes ascertainable from public or published information or trade sources, or if such disclosure is expressly required or requested by applicable federal or state authorities.

          Should VALIC at any time make any definite determination as to investment policy and notify the SUB-ADVISER of such determination, the SUB-ADVISER shall be bound by such determination for the period, if any, specified in such notice or until similarly notified that such determination has been revoked.

          The SUB-ADVISER will not hold money or investments on behalf of VC II. The money and investments will be held by the Custodian of VC II. The SUB-ADVISER will arrange for the transmission to the Custodian for VC II, on a daily basis, such confirmation, trade tickets and other documents as may be necessary to enable the Custodian to perform its administrative responsibilities with respect to the Covered Fund(s).

          The SUB-ADVISER shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise provided or authorized, have no authority to act for or represent VALIC or VC II other than in furtherance of the SUB-ADVISER's duties and responsibilities as set forth in this Agreement.

          Except as otherwise agreed, or as otherwise provided herein, the SUB-ADVISER shall bear the expense of discharging its responsibilities hereunder and VALIC shall pay, or arrange for others to pay, all VALIC's expenses, except that VALIC shall in all events pay the compensation described in Section 2 of this Agreement.

          The SUB-ADVISER is hereby prohibited from consulting with any other sub-adviser of the Covered Fund(s) (or a portion thereof) or any other sub-adviser to a fund under common control with the Covered Fund(s) (or a portion thereof) concerning securities transactions of the Covered Fund(s) (or a portion thereof) in securities or other assets.

     2.  COMPENSATION OF THE SUB-ADVISER

          VALIC shall pay to the SUB-ADVISER, as compensation for the services rendered and expenses paid by the SUB-ADVISER, a monthly fee or fees based on each Covered Fund's average monthly net asset value computed for each Covered Fund as provided for herein and in the fee schedule attached hereto as Schedule A. Schedule A may be amended from time to time, by written agreement executed by both Parties, provided that amendments are made in conformity with applicable laws and regulations and the Agreement and Declaration of Trust of VC II. Any change in Schedule A pertaining to any new or existing Fund shall not be deemed to affect the interest of any other Fund and shall not require the approval of shareholders of any other Fund.

          The average monthly net asset value shall be determined by taking the mean average of all of the determinations of net asset value, made in the manner provided in VC II's Agreement and Declaration of Trust, for each business day during a given calendar month. VALIC shall pay this fee for each calendar month as soon as practicable after the end of that month, but in any event no later than thirty (30) days following the end of the month.

          If the SUB-ADVISER serves for less than a whole month, the foregoing compensation shall be prorated.

          The payment of advisory fees related to the services of the SUB-ADVISER under this Agreement shall be the sole responsibility of VALIC and shall not be the responsibility of VC II.

     3.  SCOPE OF THE SUB-ADVISER'S ACTIVITIES

          The SUB-ADVISER, and any person controlled by or under common control with the SUB-ADVISER, shall remain free to provide similar investment advisory services to other persons or entities or engage in any other business or activity which does not impair the services which the SUB-ADVISER renders to the Covered Fund(s).

          Except as otherwise required by the 1940 Act, any of the shareholders, Trustees, officers and employees of VALIC may be a shareholder, director, officer or employee of, or be otherwise interested in, the SUB-ADVISER, and in any person controlling, controlled by or under common control with the SUB-ADVISER; and the SUB-ADVISER, and any person controlling, controlled by or under common control with the SUB-ADVISER, may have an interest in VALIC.

          The SUB-ADVISER shall not be liable to VALIC, VC II, or to any shareholder in VC II, and VALIC shall indemnify the SUB-ADVISER, for any act or omission in rendering services under this Agreement, or for any losses sustained in connection with the matters to which this agreement relates, so long as there has been no willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties on the part of the SUB-ADVISER.

     4.  REPRESENTATIONS OF THE SUB-ADVISER AND VALIC

          The SUB-ADVISER represents, warrants, and agrees as follows:

             (a) The SUB-ADVISER (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect: (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has met, and will continue to meet for so long as this Agreement remains in effect, any applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement, (iv) has the authority to enter into and perform the services contemplated by this Agreement, and
        (v) will immediately notify VALIC of the occurrence of any event that would disqualify the SUB-ADVISER from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

             (b) The SUB-ADVISER has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and if it has not already done so, will provide VALIC and VC II with a copy of such code of ethics together with evidence of its adoption.

             (c) The SUB-ADVISER has provided VALIC and VC II with a copy of its Form ADV Part II and will promptly after making any material amendment to its Form ADV Part II, furnish a copy of such amendment to VALIC.

             (d) VALIC shall forward to VC II a copy of any amendment to the SUB-ADVISER's Form ADV Part II that is provided to VALIC by the SUB-ADVISER.

          VALIC represents, warrants, and agrees as follows:

             VALIC (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect, (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement, (iii) has met, and will continue to meet for so long as this Agreement remains in effect, any applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement, (iv) has the authority to enter into and perform the services contemplated by this Agreement, and
        (v) will immediately notify the SUB-ADVISER of the occurrence of any event that would disqualify VALIC from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

     5.  TERM OF AGREEMENT

          This Agreement shall become effective as to the Fund(s) set forth on Schedule A on the date hereof and as to any other Fund on the date of the Amendment to Schedule A adding such Fund in accordance with this Agreement. Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from its effective date. Thereafter, this Agreement shall continue in effect, but with respect to any Covered Fund, subject to the termination provisions and all other terms and conditions hereof, only so long as such continuance is approved at least annually by the vote of a majority of VC II's Trustees who are not parties to this Agreement or interested persons of any such parties, cast in person at a meeting called for the purpose of voting on such approval, and by a vote of a majority of VC II's Board of Trustees or a majority of that Fund's outstanding voting securities.

          This Agreement shall automatically terminate in the event of its assignment as that term is defined in the 1940 Act, or in the event of the termination of the Investment Advisory Agreement between VALIC and VC II as it relates to any Covered Fund(s); provided that the termination of an Interim Investment Advisory Agreement between VC II and VALIC, pursuant to Rule 15a-4 under the 1940 Act upon shareholder approval of a definitive Investment Advisory Agreement with respect to a Covered Fund, shall not result in the termination of this Agreement as to such Covered Fund. The Agreement may be terminated as to any Covered Fund at any time, without the payment of any penalty, by vote of VC II's Board of Trustees or by vote of a majority of that Covered Fund's outstanding voting securities on at least 60 days' prior written notice to the SUB-ADVISER, or upon such shorter notice as may be mutually agreed upon by the parties. This Agreement may also be terminated by VALIC: (i) on at least 60 days' prior written notice to the SUB-ADVISER, or upon such shorter notice as may be mutually agreed upon by the parties, without the payment of any penalty; or (ii) if the SUB-ADVISER becomes unable to discharge its duties and obligations under this Agreement. The SUB-ADVISER may terminate this Agreement at any time, or preclude its renewal without the payment of any penalty, on at least 60 days' prior written notice to VALIC, or upon such shorter notice as may be mutually agreed upon by the parties.

     6.  OTHER MATTERS

          The SUB-ADVISER may from time to time employ or associate with itself any person or persons believed to be particularly fitted to assist in its performance of services under this Agreement, provided no such person serves or acts as an investment adviser separate from the SUB-ADVISER so as to require a new written contract pursuant to the 1940 Act. The compensation of any such persons will be paid by the SUB-ADVISER, and no obligation will be incurred by, or on behalf of, VALIC or VC II with respect to them.

          The SUB-ADVISER agrees that all books and records which it maintains for VC II are VC II's property. The SUB-ADVISER also agrees upon request of VALIC or VC II, to promptly surrender the books and records in accordance with the 1940 Act and rules thereunder. The SUB-ADVISER further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by subparagraphs (b) (5), (6), (7), (9),
     (10), (11) and paragraph (f) of Rule 31a-1 under the 1940 Act.

          VALIC has herewith furnished the SUB-ADVISER copies of VC II's Prospectus, Statement of Additional Information, Agreement and Declaration of Trust as currently in effect and agrees during the continuance of this Agreement to furnish the SUB-ADVISER copies of any amendments or supplements thereto before or at the time the amendments or supplements become effective.

          The SUB-ADVISER is authorized to honor and act on any notice, instruction or confirmation given by VALIC on behalf of VC II in writing signed or sent by any of the persons whose names, addresses and specimen signatures will be provided by VALIC from time to time. The SUB-ADVISER shall not be liable for so acting in good faith upon such instructions, confirmation or authority, notwithstanding that it shall subsequently be shown that the same was not given or signed or sent by an authorized person.

          VALIC agrees to furnish the SUB-ADVISER at its principal office prior to use thereof, copies of all prospectuses, proxy statements, reports to shareholders, sales literature, or other material prepared for distribution to interest holders of VC II or the public that refer in any way to the SUB-ADVISER, and not to use such material if the SUB-ADVISER reasonably objects in writing within ten (10) business days (or such other time as may be mutually agreed) after receipt thereof. In the event of termination of this agreement, VALIC will continue to furnish to the SUB-ADVISER copies of any of the above-mentioned materials that refer in any way to the SUB-ADVISER. VALIC shall furnish or otherwise make available to the SUB-ADVISER such other information relating to the business affairs of VALIC and VC II as the SUB-ADVISER at any time, or from time to time, may reasonably request in order to discharge obligations hereunder. The provisions of this paragraph shall survive the termination of this Agreement.

          VALIC agrees to indemnify the SUB-ADVISER for losses and claims which arise (i) as a result of a failure by VALIC to provide the services or furnish materials required under the terms of this Agreement, or (ii) as the result of any untrue statement of a material fact or any omission to state a material fact required to be stated or necessary to make the statements, in light of the circumstances under which they were made, not misleading in any registration statements, proxy materials, reports, advertisements, sales literature, or other materials pertaining to VC II, except insofar as any such statement or omission was made in reasonable reliance on information provided to VALIC by the SUB-ADVISER to the extent such statement or omission accurately reflects the information provided to VALIC by the SUB-ADVISER upon which VALIC relied in making the relevant statement or omission. The provisions of this paragraph shall survive the termination of this Agreement.

          The SUB-ADVISER agrees to indemnify VALIC for losses and claims which arise (i) as a result of a failure by SUB-ADVISER to provide the services or furnish the materials required under the terms of this Agreement, or
     (ii) as the result of any untrue statement of a material fact or any omission to state a material fact required to be stated or necessary to make the statements, in light of the circumstances under which they were made, not misleading in any registration statements, proxy materials, reports, advertisements, sales literature, or other materials pertaining to VC II only to the extent any such statement or omission was made in reasonable reliance on information provided to VALIC by the SUB-ADVISER and only to the extent such statement or omission accurately reflects the information provided to VALIC by the SUB-ADVISER upon which VALIC relied in making the relevant statement or omission.

     7.  APPLICABILITY OF FEDERAL SECURITIES LAWS

          This Agreement shall be interpreted in accordance with the laws of the State of Texas and applicable federal securities laws and regulations, including definitions therein and such exemptions as may be granted to VALIC or the SUB-ADVISER by the Securities and Exchange Commission or such interpretive positions as may be taken by the Commission or its staff. To the extent that the applicable law of the State of Texas, or any of the provisions herein, conflict with applicable provisions of the federal securities laws, the latter shall control.

     8.  AMENDMENT AND WAIVER

          Provisions of this Agreement may be amended, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. The Agreement may be amended by mutual written consent of the parties, subject to the requirements of the 1940 Act and the rules and regulations promulgated and orders granted thereunder.

     9.  NOTICES

          All notices hereunder shall be given in writing (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile, by registered or certified mail or by overnight delivery (postage prepaid, return receipt requested) to VALIC and to SUB-ADVISER at the address of each set forth below:

If to VALIC:                                   If to SUB-ADVISER:
Attn: Nori L. Gabert, Esq.                     Attn: General Counsel
2929 Allen Parkway                             800 Nicollet Mall
Houston, Texas 77019                           BC-MN-H05F
Tel: (713) 831-5165                            Minneapolis, MN 55402
Fax: (713) 831-2258                            Tel: (612) 303-4241
                                               Fax: (612) 303-4223

          The parties hereto have each caused this Agreement to be signed in duplicate on its behalf by its duly authorized officer on the above date.

THE VARIABLE ANNUITY LIFE                         U.S. BANCORP ASSET MANAGEMENT, INC.
INSURANCE COMPANY

By: /s/ EVELYN M. CURRAN                          By: /s/ JAMES L. GREENWALT
------------------------------------------        ------------------------------------------
Name: Evelyn M. Curran                            Name: James L. Greenwalt
Title:   Senior Vice President                    Title:   Senior Managing Director, Distribution

                                   SCHEDULE A
                          (Effective November 7, 2005)

     SUB-ADVISER shall manage a portion of the Mid Cap Value Fund assets and shall be compensated as follows on that portion:

COVERED FUND                                             FEE
------------                                             ---
Mid Cap Value Fund                      0.50% of the first $100 million;
                                        0.475% of the next $150 million;
                                        0.45% of the next $250 million;
                                        0.425% of the next $250 million; and
                                        0.40% on the excess over $750
                                        million.